Exhibit 99

Family Dollar Announces Executive Management Change

MATTHEWS, N.C.--(BUSINESS WIRE)--April 23, 2012--Family Dollar Stores, Inc. (NYSE: FDO) today announced Dorlisa K. Flur, Vice Chair - Strategy and Chief Administrative Officer, intends to leave the Company to pursue other interests, effective May 2, 2012.

“Dorlisa has served the Company in a variety of leadership roles and has been a valued part of our team,” said Howard R. Levine, Chairman and Chief Executive Officer. “Her contributions to Family Dollar’s success are greatly appreciated, and we wish her all the best in her future endeavors.”

About Family Dollar

For more than 50 years, Family Dollar has been providing value and convenience to customers in easy-to-shop neighborhood locations. Family Dollar’s mix of name brands, and quality, private brand merchandise, appeals to shoppers in more than 7,100 stores in rural and urban settings across 45 states. Helping families save on the items they need with everyday low prices creates a strong bond with customers who refer to their neighborhood store as “my Family Dollar.” Headquartered in Matthews, North Carolina, just outside of Charlotte, Family Dollar is a Fortune 300, publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

CONTACT:
Family Dollar Stores, Inc.
INVESTOR CONTACT:
Kiley F. Rawlins, CFA, 704-849-7496
krawlins@familydollar.com
or
Kevin Powers, 704-708-7679
kpowers@familydollar.com
or
MEDIA CONTACT:
Josh Braverman, 704-814-3447
jbraverman@familydollar.com